Exhibit 8.1

Subsidiaries of Atlantica Sustainable Infrastructure plc

Subsidiary	Jurisdiction of Incorporation or Organization
A&F PV Solar SAPI de C.V.	Mexico
ACT Energy México, S. de R.L. de C.V.	Mexico
ACT Holdings, S.A. de C.V.	Mexico
Agrisun, Srl.	Italy
Aguas de Skikda, S.P.A.	Algeria
Alcala Sviluppo Solare, Srl.	Italy
Arizona Solar One, LLC.	United States
ASHUSA, Inc.	United States
ASI Operations, LLC	United States
ASO Holdings Company, LLC.	United States
ASUSHI, Inc.	United States
Atlantica Canada Inc.	Canada
Atlantica Chile, SpA	Chile
Atlantica Colombia S.A.S. E.S.P.	Colombia
Atlantica Corporate Resources, S.L.U.	Spain
Atlantica DCR, LLC.	United States
Atlantica Energia Sostenible Italia, Srl.	Italy
Atlantica Energía Sostenible España S.L.	Spain
Atlantica Holdings USA LLC	United States
Atlantica Hystone S.L.U.	Spain
Atlantica Infraestructura Sostenible, S.L.U	Spain
Atlantica Investment Ltd.	United Kingdom
Atlantica Newco Limited	United Kingdom
Atlantica North America, LLC	United States
Atlantica Perú, S.A.	Peru
Atlantica Renewable Power Mexico de R.L. de C.V	México
Atlantica Solutions, LLC	United States
Atlantica South Africa (Pty) Ltd	South Africa
Atlantica South Africa Operations Proprietary Limited Ltd	South Africa
Atlantica Sustainable Infrastructure Jersey, Ltd	United Kingdom
Atlantica Transmisión Sur, S.A.	Peru
Atlantica y Quartux Almacenamiento de Energía S.A.P.I. de C.V.	Mexico
Atlantica Yield Energy Solutions Canada, Inc	Canada
ATN 2, S.A.	Peru
ATN 4, S.A	Peru
ATN, S.A.	Peru
AY Holding Uruguay, S.A.	Uruguay
AYES International UK Ltd	United Kingdom
Banitod, S.A.	Uruguay
Befesa Agua Tenes	Spain
BPC US Wind Corporation, Inc.	United States
Cadonal, S.A.	Uruguay

Calgary District Heating, Inc	Canada
Carpio Solar Inversiones, S.A.	Spain
CGP Holding Finance, LLC	United States
Chile PV I	Chile
Chile PV II	Chile
Chile PV III	Chile
Coropuna Transmisión, S.A	Peru
Day Ahead Solar, LLC	United States
Diamond FV, Srl.	Italy
Ecija Solar Inversiones, S.A.	Spain
Energía Renovable Dalia 1 SA de CV	Mexico
Energía Renovable Dalia 2 SA de CV	Mexico
Energía Renovable Dalia 3 SA de CV	Mexico
Estrellada, S.A.	Uruguay
Extremadura Equity Investments, Sárl.	Luxembourg
Fabroen Seconda, Srl.	Italy
Fotovoltaica Solar Sevilla, S.A.	Spain
Geida Skikda, S.L.	Spain
Global Solar Participations, Sarl.	Luxembourg
Gold FV, Srl.	Italy
Helioenergy Electricidad Dos, S.A.	Spain
Helioenergy Electricidad Uno, S.A.	Spain
Helios 2, Srl.	Italy
Helios I Hyperion Energy Investments, S.A.	Spain
Helios II Hyperion Energy Investments, S.A.	Spain
Hidrocañete, S.A.	Peru
Hornero ST Dos, S.L.U.	Spain
Hornero ST, S.L.U.	Spain
Hypesol Energy Holding, S.L.	Spain
Hypesol Solar Inversiones, S.A	Spain
Kaxu Solar One (Pty) Ltd.	South Africa
Logrosán Equity Investments, Sárl.	Luxembourg
Logrosán Solar Inversiones Dos, S.L.	Spain
Logrosán Solar Inversiones, S.A.	Spain
Menhir Solar, S.L.U.	Spain
Mojave Solar Holdings, LLC.	United States
Mojave Solar, LLC.	United States
Montesejo Carda, Srl.	Italy
Montesejo Piano, Srl.	Italy
Montesejo Poggio, Srl.	Italy
Mordor ES1 LLC	United States
Mordor ES2 LLC	United States
Nesyla, S.A	Uruguay
Overnight Solar, LLC	United States
Palmatir, S.A.	Uruguay
Palmucho, S.A.	Chile
Parque Fotovoltaico La Tolua, S.A.S	Colombia
Parque Solar Tierra Linda, S.A.S	Colombia

Raitan ST1, S.L.U.	Spain
Re Sole, Srl.	Italy
Rilados, S.A	Uruguay
Rio-Huan (Inner Mongolia) Solar Co., Ltd	China
Rioglass Services North America, LLC	United States
Rioglass Servicios, S.L.U.	Spain
Rioglass Solar Chile, Spa	Chile
Rioglass Solar Holding, S.A.	Spain
Rioglass Solar Internacional, S.A.	Luxembourg
Rioglass Solar, S.A.U.	Spain
Rioglass Solar SCH, S.L.	Spain
Rioglass Solar Systems	Israel
Rioglass South Africa Pty Ltd	South Africa
Rising Sun, Inc.	Canada
RRHH Servicios Corporativos, S. de R.L. de C.V.	Mexico
Sanlucar Solar, S.A.	Spain
Solaben Electricidad Dos, S.A.	Spain
Solaben Electricidad Seis, S.A.	Spain
Solaben Electricidad Tres, S.A.	Spain
Solaben Electricidad Uno, S.A.	Spain
Solaben Luxembourg, S.A.	Luxembourg
Solacor Electricidad Dos, S.A.	Spain
Solacor Electricidad Uno, S.A.	Spain
Solar Processes, S.A.	Spain
Solnova Electricidad Cuatro, S.A.	Spain
Solnova Electricidad Tres, S.A.	Spain
Solnova Electricidad, S.A.	Spain
Solnova Solar Inversiones, S.A.	Spain
Tenes Lilmiyah, S.P.A	Algeria
Transmisora Baquedano, S.A.	Chile
Transmisora Mejillones, S.A.	Chile
Transmisora Melipeuco, S.A.	Chile
Vernay, S.A.	Uruguay
White Rock Insurance (Europe) PCC Limited	Malta